LISTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of November 28, 2009, by and among EASTBRIDGE INVESTMENT GROUP CORPORATION, INC., an Arizona corporation ("EBIG") in the USA, Mr. Mikio Yoneda, CEO of Long Whole Enterprises, Ltd ("Mikio"), Mr. Deng Wei ("Deng"), Chairman of Long Whole Enterprises, Ltd and Long Whole Enterprises, Ltd. ("LONG"), a limited liability company and incorporated in BVI.

Whereas Long desires to become a US public company;

Whereas Long desires to retain EBIG for a fee to assist it to become a US public company;

Whereas Long has an Ownership Agreement with the gold mine (the "Mine") company in the Congo at this location:

Company: BK Mining CoLtd; Mr。 Muluaka Ngoki;
Mine Location: Orientale, Uele, Niangara, Gada, the Congo.

Whereas EBIG agrees to be retained by Long for a fee by to assist to become a US public company via a reverse merger into a public company's shell (the "Shell") on the US main board;

Whereas the Shell has 50,000,000 shares available for the Shell Purchaser;

Therefore, In exchange for the various services promised, EBIG, Deng, Mikio and LONG now jointly agree and promise to one another as follows:

1) EBIG, Deng, Mikio and LONG agree to split 50,000,000 shares from the Shell as follows:

    - EBIG shall own 20,000,000 shares;
    - LONG shall own 20,000,000 shares;
    - Mikio shall own 10,000,000 shares;

2) LONG has an effective ownership and control Agreement signed with the Mine in the Congo and a copy of the signed agreement forwarded to EBIG afterwards. The effective ownership in the Mine should be no less than 60% of the mine's ownership;

3) LONG agrees to let EBIG and only EBIG represent the Mine's interests in becoming a public company anywhere in the world;

All parties agree to take LONG public as soon as a qualified mine survey report is available. All parties agree it is urgent for LONG to go public;

Replacing 11/28/09

4) LONG, EBIG, DENG and MIKIO agree not to circumvent or undermine any other party so that the affected party's interests shall suffer as a result. The party that causes the damage shall be held liable for compensations;

5) All Mine survey costs and USA listing costs are shared 50/50 by DENG and EBIG.

This agreement replaces and supersedes all the other listing agreement, if any, verbal or written. Any future amendments must be agreed in writing.

Severability: This agreement is authored jointly by both parties. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

Authorization: All the parties have all the corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

EastBridge Investment Group Corporation, Inc.
8040 E. Morgan Trail, Unit 18
Scottsdale, Arizona 85258
Fax: 480-966-0808
Phone: 480-966-2020
Attn: Norm Klein

Long Whole Enterprises Ltd
PO Box 957, Off Shore Incorporations Center, Road Town,
Tortola, British Virgin Islands

This Listing Agreement is agreed to and accepted as of November 28, 2009.

EASTBRIDGE INVESTMENT GROUP CORPORATION, INC.

By: ____________________
Name: Keith Wong
Title: Chief Executive Officer and Director

LONG WHOLE ENTERPRIESES

By: ____________________
Name: Deng Wei
Chairman

By: ____________________
Mr. Deng Wei

By: ____________________
Mr. Mikio Yoneda